Exhibit 21.1

Subsidiaries of Cypress Semiconductor Corporation

Name:	Jurisdiction of Incorporation or Formation:
5200 Ben White Condominiums Association, Inc.	Texas (USA)
AgigA Tech (Chengdu) LLC	China
AgigA Tech (Mauritius) LLC	Mauritius
AgigA Tech, Inc.	Delaware (USA)
Cirrent, LLC	Delaware (USA)
Cypress Innovates G.K.	Japan
Cypress International, LLC	Delaware (USA)
Cypress Manufacturing, Ltd.	Cayman Islands
Cypress Manufacturing, Ltd. - Philippines Branch	Philippines
Cypress Semiconductor (Canada), Inc.	Canada
Cypress Semiconductor (France) SAS	France
Cypress Semiconductor (Malaysia) Sdn. Bhd.	Malaysia
Cypress Semiconductor (Mauritius) LLC	Mauritius
Cypress Semiconductor (Scandinavia) AB	Sweden
Cypress Semiconductor (Scandinavia) Aktiebolag filial i Finland	Finland
Cypress Semiconductor (Switzerland) Sarl	Switzerland
Cypress Semiconductor (Thailand) Limited	Thailand
Cypress Semiconductor (UK) Limited	United Kingdom
Cypress Semiconductor GmbH	Germany
Cypress Semiconductor Hong Kong Private Limited	Hong Kong
Cypress Semiconductor International Sales B.V.	Netherlands
Cypress Semiconductor International, Inc.	Delaware (USA)
Cypress Semiconductor Ireland	Ireland
Cypress Semiconductor Ireland Limited	Ireland
Cypress Semiconductor Italia S.r.l.	Italy
Cypress Semiconductor Korea Ltd.	South Korea
Cypress Semiconductor México S. de R.L. de C.V.	Mexico
Cypress Semiconductor Philippines Headquarters, Ltd.	Cayman Islands
Cypress Semiconductor Singapore Pte. Ltd	Singapore
Cypress Semiconductor Singapore Pte. Ltd. Taiwan Branch	Taiwan, Province Of China
Cypress Semiconductor Technology (Shanghai) Co., Ltd.	China
Cypress Semiconductor Technology (Shanghai) Co., Ltd. Beijing Branch	China
Cypress Semiconductor Technology (Shanghai) Co., Ltd. Chengdu Branch	China
Cypress Semiconductor Technology (Shanghai) Co., Ltd. Shenzhen Branch	China
Cypress Semiconductor Technology India Private Limited	India
Cypress Semiconductor Technology Ltd.	Cayman Islands
Cypress Semiconductor Ukraine	Ukraine
Cypress Semiconductor World Trade Corp.	Cayman Islands
Cypress Semiconductors Ltd.	Israel
Cypress Venture Fund I, L.L.C.	Delaware (USA)
Nihon Cypress G.K.	Japan
Ramtron International Corporation	Delaware (USA)
Ramtron LLC	Colorado (USA)
Saifun (BVI) Ltd.	British Virgin Islands
Spansion Asia Holdings (Singapore) Pte. Ltd.	Singapore
Spansion Inc.	Delaware (USA)
Spansion International AM, Inc.	Delaware (USA)
Spansion International IP, Inc.	Cayman Islands
Spansion International Trading, Inc.	Delaware (USA)
Spansion International, Inc.	Delaware (USA)
Spansion LLC	Delaware (USA)
Spansion Singapore Pte. Ltd.	Singapore
Spansion Technology LLC	Delaware (USA)

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